                                                                  EXHIBIT 10(b)


                      FLORIDA PHYSICIANS INSURANCE COMPANY
                 PHYSICIANS, SURGEONS, DENTISTS, & CHIROPRACTORS
             CASUALTY FIRST THROUGH FOURTH AND CLASH EXCESS OF LOSS
                              REINSURANCE AGREEMENT
     ----------------------------------------------------------------------

                              FINAL PLACEMENT SLIP


COMPANY:               Florida Physicians Insurance Company
                       Jacksonville, Florida

PERIOD: Continuous and to take effect 12:01 a.m., Eastern Standard Time, January 1, 1996, as respects:

                       First, Second, Third, and Fourth Layers

                                Claims made on and after 12:01 a.m., Eastern
                                Standard Time, January 1, 1996 (including prior acts), on policies attaching on and after 12:01 a.m., Eastern Standard Time, January 1, 1996.

                        Clash Layer:

                                Claims made during the currency of this
                                Agreement, regardless of the limits or effective dates of the Company's policies (but in the event of cancellation of this Agreement on a run-off basis, coverage will continue to apply in respect of all claims made during the runoff period arising from policies in effect at the cancellation date). The date of loss in respect to this Layer will be deemed to be the earliest date that any individual claim was first made against the Company under any of its policies.


CANCELLATION:          At any January 1 by either party via 90 days notice by
                       certified or registered mail. In the event of cancellation, the Reinsurers' liability for each policy in force at cancellation date will be run off until its cancellation, natural expiration, or next anniversary date, whichever first occurs. During the run-off period, the Company will continue to cede to the Reinsurers the appropriate earned premium (in the case of the Clash
                       Layer, the runoff premium will be determined at the rates in effect at the cancellation date). Alternatively, the Company may elect to cancel the Reinsurers' liability on a cut-off basis as of the date of cancellation, and




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


FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302




                       the Reinsurers will not be liable for any claims made on or after the cancellation date.

                       Regardless of the cancellation method, Reinsurers' liability will continue in the event any extended reporting period options are exercised in accordance with the Company's claims made policies and/or in the event the Company is bound by statute or regulation to continue coverage.


BUSINESS               All business written and classified by the Company as
COVERED:               Professional Liability, including Loss of Privileges
                       coverage and Owners, Landlords, and Tenants coverage, issued to Physicians, Surgeons, Dentists, Nurse
                       Anesthetists, Licensed Physicians' Assistants,
                       Chiropractors, Clinics, and Professional Associations
                       (corporation policies) of Physicians, Surgeons, Dentists, and Chiropractors.

                       The Company's policies will not exceed 12 months duration and will contain a warranty to the effect that there have been no known incidents likely to give rise to a claim, other than those already reported to the Company.

DEFINITIONS:           "Claims made" as used in this Agreement will mean those
                       claims first made against the insured during the policy period and occurring on or after the retroactive date, if any. The date on which a claim is made or reported will be understood to be the earlier of the date on which a written notice of claim is received by the Company, or a report by telephone is made to the Company by the insured or his representative.

                       "Retroactive date" as used in this Agreement will mean the date prescribed in the Company's policy, which is the earliest date losses can actually occur for which an insured can claim coverage.

                       "Extended reporting period" as used in this Agreement will mean a time period after a policy's termination date within which claims may be made with respect to occurrences happening between the original retroactive date, if any, and the original termination date of the policy. As regards deceased, disabled, and retired insureds and other





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


FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302




                       withdrawing insureds, the extended reporting coverage will be understood to commence with:

                       1. The date the insured is deceased as certified in his death certificate; or

                       2. The date the insured ceases to practice as a result of his permanent disability as certified by the insured's physician; or

                       3. The date the insured is retired as indicated in his written notification to the Company; or

                       4.     The date that the Company's policy expired.


EXCLUSIONS:            As attached.


TERRITORY:             To follow the Company's policies.


RETENTION              First Layer (all Insureds)
AND
LIMIT: $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of $500,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                        Second Layer (all Insureds except Dentists)

                              $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                              $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.








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


FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302





                       Third Layer (all Insureds except Dentists)

                                $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                                $1,500,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                       Fourth Layer (Clinics and Corporation Policies only)

                                $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                                $2,000,000 ultimate net loss each and every loss, each and every insured, each and every policy;
                                subject to a maximum recovery hereunder any one Agreement year of $1,000,000 in respect to each insured.

                       Clash Layer (all Insureds)

                                $750,000 ultimate net loss each and every loss excess of $750,000 ultimate net loss each and every loss; subject to a maximum recovery hereunder any one Agreement year of $1,500,000.

                                Coverage applicable only when two or more insureds are involved in the same loss.

                                Recoveries under the First through Fourth Layers will inure to the benefit of this Layer.

LOSS                   Applying to the First, Second, and Clash Layers Combined
CORRIDOR:
                       In addition to the Company's retentions as shown above in respect to the captioned Layers, for each Agreement year that this Agreement remains in force the Company will retain the aggregate of ultimate net loss and loss expense otherwise collectable under the captioned Layers for the Agreement year in question which exceeds an amount equal to 100% of net original premium ceded under the captioned Layers; however, such



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


FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302



                       retention will not exceed an amount equal to 25% of net original premium ceded under the First and Second Layers (but excluding net original premium in respect of Dentists) for the Agreement year in question.


PREMIUM:               First through Third Layers

                       Annual deposit premium $3,000,000 payable quarterly in advance.

                       Adjustable at the end of each Agreement year, and quarterly thereafter, on an earned premium basis, at net original premium.

                       "Net original premium" is defined as the net premium allocated by the Company to limits exposing each Layer, less discretionary credits and other allowances as advised to the Reinsurers and mutually agreed.

                       Fourth Layer

                       Net original premium, payable quarterly in arrears.

                       "Net original premium" is defined as the net premium allocated by the Company to limits exposing each Layer, less discretionary credits and other allowances as advised to the Reinsurers and mutually agreed.

                       Clash Layer

                       Annual deposit premium $300,000 payable quarterly in advance, adjustable at:

                       1. .6% of the sum of the Company's gross net earned premium; plus

                       2. 45.0% of the gross original written premium charged by the Company for the first $500,000 of limits on corporation policies.

                       "Gross net earned premium income" is defined as the earned portion of the Company's gross net written premium for all business the subject matter of this Agreement, less the cost of the First through Fourth Layers of this Agreement.







                                    -5 OF 16-

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302






                       All Layers

                       The Company's policies use rates loaded for unlimited discovery for deceased insureds, insureds who through disability are unable to practice, and insureds who retire from practice; however, the net original premium relating to the load for any such discovery extension will not be ceded hereunder until and unless such extension comes into effect.


CREDIT                 As Respects the First through Third Layers Combined
FUND:

                       The Company has the option to maintain a Credit Fund equal to 15% of the net original premium which would have been ceded under the First through Third Layers, and the final disposition of such Fund will be at the sole discretion of the Company. The amounts used to constitute such Fund will be withheld by the Company prior to making payment of premium (other than deposit premiums) to Reinsurers, and regardless of the eventual disposition of the Fund, all amounts withheld by the Company will reduce the net original premium.


CONTINGENT             As Respects the First, Second, and Clash Layers Combined
PROFIT
COMMISSION:                   As attached. No deficit carried forward into the
                              current 3-year period from years prior to January
                              1, 1991.

                       As Respects the Third and Fourth Layers

                              Nil.

OTHER                  Company permitted to purchase facultative reinsurance and
REINSURANCE:           to deduct the premium therefor; Company permitted to
                       purchase other treaty reinsurance, and to deduct the premium therefor if it inures to the benefit of this Agreement.


FUNDING OF             Letters of Credit required from unauthorized Reinsurers
RESERVES:              as respects outstanding case and bulk losses, expenses,
                       recoverables; and unearned



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


FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302





                       premium (defined as the difference between the deposit premiums paid and the adjusted premiums as at December 31 each year).


LOSS EXPENSE:          Pro rata in addition to the ultimate net loss.

DECLARATORY
JUDGMENT               Included hereunder, whether or not a loss is sustained as
EXPENSE:               a result of the action, as per the definition attached.

REPORTS: Reports within 90 days following the end of each quarter, to include all information required by Reinsurers for completion of their NAIC reports.


OTHER                  Reinsurers will be subject to terms, conditions,
PROVISIONS:            interpretations, waivers, modifications, and alterations
                       of the Company's policies that are subject of this Agreement.

                       Access to Records Clause
                       Amendments Clause
                       Aon Re Inc. Intermediary Clause (does not apply to
                         General Re)
                       Arbitration Clause
                       Claims Review
                       Correspondence and Payments (applicable to General Re
                         only)
                       Delays, Errors, or Omissions Clause
                       Excess of Original Policy Limits (90%)/Extra Contractual
                         Obligations (90%) Clause - included within ultimate net loss; coverage exists as respects the First through Third Layers if any cession has been made to this Agreement; coverage exists as respects the Fourth Layer only if a cession has been made to that Layer in respect to the policy under which the EOPL/ECO loss arises. No EOPL/ECO coverage in respect to the Clash Layer.
                       Insolvency Clause
                       Loss Notices and Settlements Clause - as attached
                       Offset Clause - this Agreement only
                       Net Retained Liability Clause
                       Subrogation Clause
                       Service of Suit Clause (NMA 1998)




                                   - 7 OF 16 -

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302





                       Ultimate Net Loss, Loss Expense, Declaratory Judgment
                         Expense, and Right of Appeal Clause - as attached


INFORMATION:           Aon Fee for General Re: 5% of ceded premiums.








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


FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302






In accordance with your instructions we have placed reinsurance with the Reinsurer(s) listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurer(s) vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer(s). Should you desire financial information regarding the Reinsurer(s) listed hereon, please contact us and we will furnish it.

REINSURED WITH:

                                                                               PERCENTAGE
                                                                               ----------
                                                      FIRST         SECOND        THIRD        FOURTH        CLASH
                                                      LAYER         LAYER         LAYER        LAYER         LAYER
                                                      -----         -----         -----        -----         -----
DOMESTIC REINSURERS
-------------------
General Reinsurance Corporation                     25.0000%       25.0000%     25.0000%     0.0000%        25.0000%
TIG Reinsurance Company                             16.3650%       16.3650%     16.3650%     0.0000%        16.3650%

Total Domestic Reinsurers:                          41.3650%       41.3650%     41.3650%     0.0000%        41.3650%


LONDON MARKETS THROUGH DENIS M. CLAYTON AND COMPANY LIMITED:
-----------------------------------------------------------
London Companies:
----------------
  CNA International Reinsurance Company Limited     12.0900%       12.0900%      12.0900%    100.0000%      12.0900%
  Eisen und Stahl Ruckversicherungs AG               0.9070%        0.9070%       0.9070%      0.0000%       0.9070%
  Hannover Ruckversicherungs-Aktiengesellschaft      3.6270%        3.6270%       3.6270%      0.0000%       3.6270%
  Terra Nova Insurance Company Limited               9.0670%        9.0670%       9.0670%      0.0000%       9.0670%
  Unionamerica Insurance Company Limited            13.2980%       13.2980%      13.2980%      0.0000%      13.2980%
  Zurich Re (UK) Limited                            12.0900%       12.0900%      12.0900%      0.0000%      12.0900%


Underwriters at Lloyds:
----------------------
Lloyd's Syndicate #0991 AEG                          3.0220%        3.0220%       3.0220%      0.0000%       3.0220%
Lloyd's Syndicate #1141 JEM                          4.5340%        4.5340%       4.5340%      0.0000%       4.5340%

  Total Underwriters At Lloyds:                      7.5560%        7.5560%       7.5560%      0.0000%       7.5560%

  Total London Market:                              58.6350%       58.6350%      58.6360%    100.0000%      58.6350%

  TOTAL ALL PARTICIPANTS:                          100.0000%      100.0000%     100.0000%    100.0000%     100.0000%
                                                   =========      =========     =========    =========     =========

                                   - 9 OF 16 -

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302



Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Placement Slip to Aon Re Inc., 201 California Street, Suite 900, San Francisco, CA 94111.


ACCEPTED &
APPROVED:      [SIG]
         -----------------------------------------------------------------------

REFERENCE
NUMBER:                                              DATED:      4/17/96
       ---------------------------------------------       ---------------------

(For processing purposes it is important that you provide your Company's reference number for this program.)









                                  - 10 OF 16 -

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302




                                 EXCLUSION LIST


No reinsurance indemnity will be afforded under this Agreement for:

A. All liability of the Company arising, by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all or any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

B.     Reinsurance assumed by the Company other than inter-company reinsurance.

C. Loss or liability excluded by the provisions of the Nuclear Incident Exclusion Clause Liability - Reinsurance - U.S.A. - attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association; however, the definition of "waste" contained in this Clause will be deemed to be amended to read as follows and not as set out therein:

                "Waste" means any material

                (a) containing by-product material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and

                (b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.






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

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302





                          LOSS NOTICES AND SETTLEMENTS

        The Company will advise the Reinsurers promptly of all losses reserved at:

        A.     $250,000 from the ground up as respects the Clash Layer; or

        B. $250,000 from the ground up as respects the First through Third Layers, but reported to each Layer only if a cession has been made to that Layer; or

        C. $1,500,000 from the ground up as respects the Fourth Layer, but only if a cession has been made to that Layer;

or that, in the opinion of the Company, may involve the Reinsurers under this Agreement, and of all subsequent developments pertaining thereto that may materially affect them as well. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, provided the Company informs the Reinsurers of such omission promptly upon discovery.

        The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of the Company's policies and of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement. When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of ultimate net loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit Article.


                       ULTIMATE NET LOSS, LOSS EXPENSE,
              DECLARATORY JUDGMENT EXPENSE, AND RIGHT OF APPEAL

        "Ultimate net loss" as used in this Agreement will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay including interest accrued prior to final judgment if included as part of loss on reinsured policies, 90% of any claims related extra contractual obligations, 90% of any claims related excess limits liability, and declaratory judgment expense where the Company has not paid or has not become liable to pay any settlement, award, or judgment under its policy. All recoveries, salvages, and subrogations, which are actually recovered, and inuring reinsurance whether recovered or not,


                                   - 12 OF 16 -

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302




will be deducted from the amount of the ultimate net loss. Nothing, however, in this Agreement will be construed as meaning that losses are not recoverable hereunder until the actual loss to the Company has been ascertained. Ultimate net loss will not include loss expense.

        "Loss expense" as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Loss expense will also include declaratory judgment expense where the Company has paid or has become liable to pay any settlement, award, or judgment under its policy (however, the maximum contribution to loss expense as respects declaratory judgment expense arising from any one declaratory judgment action will be $2,000,000). Loss expense where incurred in connection with claims involving this Agreement will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined.

        "Declaratory judgment expense" as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Declaratory judgment expense will be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the Company's policy giving rise to the action.

        Should the Company elect to institute proceedings to an appeal subsequent to the entry of a judgment, such action will be referred to the Reinsurers for their approval.

        In the event a verdict or judgment is appealed or a settlement or other legal remedy, subsequent to the entry of the judgment, results in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred, including interest, in securing a reduction, if any, or reversal will be pro-rated between the Reinsurers and the Company in the proportion as if a reduction or reversal had never occurred; and the expenses incurred up to the time of the original verdict or judgment will be pro-rated in proportion to each party's interest in such original verdict or judgment.

        Should an appeal instituted with the approval of Reinsurers not result in an ultimate saving or the original verdict or judgment entered is increased, then the expenses incurred, including interest, in the appeal proceedings will be borne proportionately by the Company and the Reinsurers.


                                   - 13 OF 16 -

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302






        However, should the Company proceed with an appeal without Reinsurers' approval thereof, then the Company will bear all the expenses incurred in the appeal and irrespective of the outcome of the appeal, the Reinsurers' liability in respect of the relevant loss will be determined on the basis of their proportion of the loss, costs, and expenses that existed immediately following the entry of the original judgment or verdict as if no appeal had taken place. It is specifically understood that in the event the Company elects to institute an appeal without Reinsurers' approval thereof, any increase resulting from such appeal will be absorbed solely by the Company, and any reduction will inure solely to the benefit of the Company.

                         CONTINGENT PROFIT COMMISSION

        (This Article applies only to the First, Second, and Clash Layers.)

        The Reinsurers will allow the Company a contingent profit commission of 50% of the net profit of this Agreement. "Net profit" as used herein is the amount by which the earned reinsurance premium as in A. below, less reinsurance losses as in B. below, and less net expenses as in C. below, produces a positive balance:

        A. "Earned reinsurance premium" is the net original premium ceded during the adjustment period, less the Reinsurers' portion of the unearned premium reserve on those policies at the time of the contingent profit commission computation (calculated on a monthly pro rata expiration basis).

        B.     1.       As respects the First and Second Layers, "Reinsurance
                        losses" are the Reinsurers' portion of payments
                        (including loss expense) for claims made on policies written or renewed with an effective date during the adjustment period, plus the Company's estimate of the Reinsurers' portion of the reserve for outstanding losses (including loss expense) on policies written or renewed with an effective date during said period as such estimate stands at the time of the contingent profit commission computation.

               2. As respects the Clash Layer "Reinsurance losses" are the Reinsurers' portion of payments (including loss expense) for claims made during the adjustment period, plus the Company's estimate of the Reinsurers' portion of the reserve for outstanding losses (including loss expense) on claims made during said period as such estimate stands at the time of the contingent profit commission computation.




                                   - 14 OF 16 -

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302




        C. "Net expenses" are the Reinsurers' home office expenses of 20% of A. above, and federal excise tax paid by Reinsurers where applicable.

        The first adjustment period will extend from January 1, 1994, through and including December 31, 1996 (the amounts applying to A. through C. above in respect of Agreement years 1994 and 1995 will be brought forward from the predecessor Agreement and included herein as respects the participations of individual Reinsurers which participated during those years). Subsequent adjustment periods will each consist of three years, with each adjustment period standing on its own. If a rating period of less than three years is created, whether due to cancellation of this Agreement, cancellation of an individual Reinsurer's participation, or inception of an individual Reinsurer's participation at a date when a rating period is already in progress, such shortened rating period will be subject to adjustment as if it were a complete rating period.

        The first computation of contingent profit commission as respects each adjustment period will include only the first year within that period, and will be computed and a statement forwarded to the Reinsurers 36 months after the inception of the adjustment period. Upon verification of amount due, the Reinsurers will immediately pay the Company. The first recomputation, including the first and second years within the adjustment period, and the second recomputation, including all three years within the adjustment period, will be computed 48 and 60 months after the inception of the adjustment period, respectively. Annual recomputations for each adjustment period will continue to be made thereafter until all losses affecting this Agreement are fully settled and/or all liability is discharged and all premium is earned, when a final computation for that period will be determined; cancellation of this Agreement will have no affect on the said annual recomputations. The debtor party will pay the other party whatever amount, if any, is due as a result of each recomputation.

        Should this Agreement be canceled on a cut-off basis, wherein the Reinsurers are not liable for claims made after the date of cancellation and must return their share of the unearned premium, only the premium earned and the claims made during the period will be considered in the computations for the final adjustment period; notwithstanding the foregoing, losses associated with extended reporting coverages in effect at the time of cancellation will continue to be the responsibility of the Reinsurers, who will also continue to receive the premium therefor.


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

FLORIDA PHYSICIANS INSURANCE COMPANY                     CASUALTY EXCESS OF LOSS
                                                                         AR 4302




                                    EXHIBIT A

                                  RATING CHART

        The net reinsurance premium to be paid by the Company, as called for in Exhibits A and B attached hereto, will be determined by applying the rates in the following chart. For purposes of the chart, the following definitions will apply:

Net Base Premium (NBP) = 75% of the gross premium charged by the Company for the first $500,000 of limits.

Net Original Premium (NOP) = Gross premium charged by the Company for limits of $500,000 excess $500,000.


                              ---------------------------------------------------------------------
                                     PHYSICIANS, NURSE ANESTHETISTS, LICENSED
                                      PHYSICIANS' ASSISTANTS, CHIROPRACTORS,
                                 OTHER ALLIED MEDICAL PRACTITIONERS, AND CLINICS          DENTISTS
                              ------------------------------------------------------
                                                                        Clinics and
                                All Types of Insureds within the        Corporation
                                           above-named                 Policies Only
                              ---------------------------------------------------------------------
                              1st Layer     2nd Layer     3rd Layer     4th Layer*       1st Layer
                              ---------------------------------------------------------------------
                               500,000       500,000       500,000       1,000,000        500,000
                              excess of     excess of     excess of      excess of       excess of
                               500,000      1,000,000     1,500,000      2,000,000        500,000
---------------------------------------------------------------------------------------------------
CLASSES
---------------------------------------------------------------------------------------------------
  0 thru 2 (% of NBP)          21.25%         14.87%        10.41%         20.22%
----------------------------------------------------------------------------------
  3 thru 8 (% of NBP)          27.62%         17.00%        11.90%         23.10%
---------------------------------------------------------------------------------------------------
  all      (% of NOP)                                                                      75.00%
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
DISCRETIONARY CREDIT           10.00%         10.00%           nil            nil             nil
---------------------------------------------------------------------------------------------------


-------------

* Note that the Company, at its discretion, may allow a credit of up to 50% on the NBP against which these rates are to be applied.


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